EXHIBIT 5.1

October 2, 2009

SuccessFactors, Inc.

1500 Fashion Island Blvd., Suite 300

San Mateo, California 94404

Ladies and Gentlemen:

At your request, we have examined the Registration Statement (“Registration Statement”) on Form S-3 to be filed by SuccessFactors, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the proposed issuance and sale, from time to time, by the Company of its (a) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) secured or unsecured debt securities of the Company, in one or more series (the “Debt Securities” and together with the Common Stock, the “Securities”) having a maximum aggregate public offering price of up to Two Hundred Million Dollars ($200,000,000). We have assumed that if any Debt Securities are issued, they will only be issued pursuant to an indenture between the Company and U.S. Bank (“Trustee”) in the form filed with the Registration Statement as an exhibit.

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s Restated Certificate of Incorporation, certified by the Delaware Secretary of State on November 26, 2007;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on November 26, 2007;

(3)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4)	the forms of Senior Indenture and Subordinated Indenture;

(5)	the prospectus prepared in connection with the Registration Statement (the “Prospectus”);

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(6)	resolutions of the Company’s Board of Directors (the “Board”) which include resolutions approving the filing of the Registration Statement, the issuance of Securities, and the establishment of a Pricing Committee of the Board (the “Pricing Committee”);

(7)	the stock records, including stock ledger, for the Company that the Company has provided or confirmed to us (consisting of a certificate from the Company of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of option holders respecting the Company’s capital stock that has been prepared by the Company verifying the number of such issued and outstanding securities); and

(8)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates or instruments representing the Securities to be issued and sold by the Company will be, when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of such Securities and delivered to the intended recipients with the intent that the Company be bound thereby and that any Securities consisting of Debt Securities, at the time of execution, authentication, issuance and delivery of thereof will be, a valid and legally binding obligation of parties thereto other than the Company.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

SuccessFactors, Inc.

October 2, 2009

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California, of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto, and solely with respect to whether or not the Debt Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of the Securities, the Registration Statement and any amendments (including any necessary post-effective amendments) will have been declared effective under the Securities Act, that no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission, that the registration will apply to the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of the Securities. We have also assumed that the terms of any Debt Security to be established subsequent to the date hereof, the issuance and delivery of such Debt Security and the compliance by the Company with the terms of such Debt Security will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

The Company has informed us that it intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the State of Delaware, or if necessary because the Company does not have a sufficient number of authorized but unissued and unreserved shares of Common Stock at the time of each issuance of Securities and will amend its Certificate of Incorporation to increase the authorized number of shares of its Common Stock in such event. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Debt Securities:

(1)	the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors;

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October 2, 2009

(2)	the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(3)	the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money; and

(4)	the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

Based upon the foregoing, it is our opinion that:

(a)	When (i) the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) and (ii) such shares of Common Stock have been issued and the certificates representing shares of Common Stock have been duly executed by the Company, countersigned, registered, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the Common Stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security (which consideration is not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and non-assessable.

(b)

When (i) the issuance of the Debt Securities has been duly authorized by appropriate corporate action of the Company, (ii) an indenture relating to such Debt Securities in the form filed with the Registration Statement as an exhibit has been duly authorized and validly executed and delivered by each of the Company and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture

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October 2, 2009

duly authorized by the Board and duly executed by an authorized officer of the Company, and (iv) instruments representing such Debt Securities have been duly executed and authenticated in accordance with the terms of the appropriate indenture and issued, sold and delivered (A) in the manner and for the consideration approved by the Board and, if required, the stockholders and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, and (B) if upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the consideration approved by the Board and provided for in the terms of such Security, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus and any Prospectus Supplement constituting a part thereof, provided that the conditions set forth in this letter are satisfied, and any amendments or supplements thereto. This opinion is intended solely for use in connection with issuance and sale of Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion speaks as of the date first set forth above and we assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP